EXHIBIT 32.1
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Titan Technologies, Inc. (the "Company") for the period ended October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, the undersigned, in the capacity and on the date indicated below, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1) I have reviewed the quarterly report on Form 10-Q of Titan Technologies, Inc.;

2) This quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3) The financial statements and other information contained in this quarterly report fairly present, in all material respects, thefinancial condition, results of operations  and cash flows of the Company.

Dated: December 22, 2008

/s/ Ronald L. Wilder, President
Ronald L. Wilder, President
(Chief Executive Officer)
(Chief Financial Officer)